Exhibit 10.43

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

Cytokinetics, Inc. (“Cytokinetics”) and David J. Morgans, Jr., PhD (“Consultant”) have entered into that certain Consulting Agreement dated November 1, 2011 (the “Agreement”) . Cytokinetics and Consultant now wish to amend the Agreement, as set forth below in this “Amendment”, effective May 1, 2012. Capitalized terms used herein and not otherwise defined herein will have the meaning ascribed in the Agreement.

Cytokinetics and Consultant hereby agree as follows:

1.	The Agreement is extended for an additional term to expire on October 31, 2012.

2.	Section 1.3 of the Agreement is revised to read as follows:

“Consultant will provide the Services over the telephone or through written or electronic correspondence as requested by the Company, and will make himself available in person at the Company’s offices or other agreed locations for 4 days per month at mutually agreeable times.”

3.	Section 3.1 of the Agreement is hereby revised to read as follows:

“From May 1, 2012 through October 31, 2012, for services provided by Consultant under this Agreement, the Company will pay to Consultant a monthly retainer of $7,760 as compensation for the 4 days of on-site consulting described in Section 1.3. Payment of the retainer will be paid monthly in advance on the first AP run of the month. In addition the Company will pay Consultant for additional Services at a rate of $242.50 per hour. These additional hours must be approved by Cytokinetics (which may be provided by e-mail) in advance and in no calendar month may Consultant charge the Company for more than $12,500 (inclusive of the retainer) without the further express written consent of Company (which may be provided by e-mail). Consultant shall provide the Company with a written invoice semi-monthly, which shall described the activities performed and the time spent by Consultant on such activities. Proper invoices shall be paid by Cytokinetics within (30) days of receipt. Time spent by the Consultant on travel is not compensable. Invoices will be sent to the attention of Accounts Payable.

4.	Exhibit A of the Agreement is replaced with Exhibit A attached to this Amendment.

5.	Except as expressly set forth herein, all of the terms of the Agreement will remain in full force and effect.

Accepted and agreed:

CYTOKINETICS, INC.	CONSULTANT

By: /s/ Robert I. Blum	By: /s/ David J. Morgans

Print Name: Robert I. Blum	Print Name: David J. Morgans, Jr., Ph.D

Title: President & CEO

Date: 4/23/12	Date: 4/24/12

EXHIBIT A

SERVICES AND DELIVERABLES

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*** Certain information on the page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.